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                                                                      Exhibit 16

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

November 12, 1998

Securities and Exchange commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments under the heading "Change in Accountants" in the Prospectus, which is part of Amendment No. 2 to Registration Statement No. 333-63593 of Provident Bancorp, Inc. on Form S-1 dated November 12, 1998.

Yours truly,

/s/ Deloitte & Touche LLP